EXHIBIT 23.1





                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CalEnergy Company, Inc. on Form S-3 of our reports dated January 26, 1996, appearing in the Annual Report on Form 10-K of CalEnergy Company, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Omaha, Nebraska
July 12, 1996